CONSULTING AGREEMENT

THIS AGREEMENT is made effective this 1st day of February, 2010.

BETWEEN:

LIBERTY ENERGY CORP., a body corporate duly incorporated under the laws of the State of Nevada, and having an office at Two Allen Center, Suite 1600, 1200 Smith Street, Houston, TX 77002

(hereinafter called the "Company")

OF THE FIRST PART

AND:

DANIEL MARTINEZ-ATKINSON having an office at 11a Western Terrace, The Park, Nottingham, UK, NG7 1AF

(hereinafter called the "Consultant")

OF THE SECOND PART

WHEREAS:

A.                      The Consultant has been appointed CFO of the Company by the board of Directors;

B.                      The Company is desirous of retaining the consulting services of the Consultant on a continuing basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions hereinafter set forth;

                          FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1.                      The Consultant shall provide services customary to the position of a CFO of a publicly listed company in the United States. Without limiting the preceding, such services will typically consist of: corporate administration and financial consulting services to the Company, strategic corporate and financial planning, management of the overall business operations of the Company, and supervising office staff and other consultants, and the Consultant shall serve the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in such consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors of the Company and shall perform such duties and exercise such powers as may from time be determined by resolution of the Board of Directors, as an independent contractor.

2.                      The basic remuneration of the Consultant for its services hereunder shall be at the rate of five thousand United States dollars (US$5,000) per month, together with any such increments thereto as the Board of Directors of the Company determine after six months, payable on the last business day of each calendar month. The basic compensation covers one hundred twenty (120) working hours per month of Consultant’s time.

3.                      The Consultant agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

4.                      The Consultant hereby acknowledges that the Consultant is aware, and further agrees that the Consultant will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5.                      The Consultant shall be responsible for the payment of its income tax remittances as shall be required by any governmental entity with respect to compensation paid by the Company to the Consultant.

6.                      The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

7.                      The Consultant shall be reimbursed for all travelling and other expenses actually and properly incurred by it in connection with its duties hereunder. For all such expenses the Consultant shall furnish to the Company statements, receipts and vouchers for such out-of-pocket expenses on a monthly basis.

8.                      The Consultant shall not, either during the continuance of its contract hereunder or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person other than the Directors of the Company and/or its subsidiary or subsidiaries or for the Company's purposes and shall not (either during the continuance of its contract hereunder or at any time thereafter) use for its own purposes or for any purpose other than those of the Company any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries.

9.                      The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its contract hereunder and use its best efforts to promote the interests of the Company.

10.                    Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Consultant if:

a)	the Consultant breaches this Agreement;

b)

the Consultant breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Consultant;

c)

the Company acting reasonably determines that the Consultant has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

d)	the Consultant is unable or unwilling to perform the Services under this Agreement, or

e)	the Consultant commits fraud, serious neglect or misconduct in the discharge of the Services.

f)

The Consultant shall be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board of Directors of the Company, does not affect their position as a Consultant or a director of the Company.

                         This Agreement may also be terminated by either party upon thirty (30) days written notice to the other.

11.                    Upon termination of this Agreement for any reason, the Consultant shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

b)

all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days’ notice to the Company.

12.                    In the event this Agreement is terminated by reason of default on the part of the Consultant or the written notice of the Company, then at the request of the Board of Directors of the Company, the Consultant shall forthwith resign any position or office which he then holds with the Company or any subsidiary of the Company. The provisions of paragraph 9 shall survive the termination of this Agreement.

13.                    The Consultant acknowledges that in the course of its appointment hereunder the Consultant will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”). For the purposes of this Agreement, “Confidential Information” includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable.

The Consultant acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Consultant covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Consultant, the Consultant will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

14.                    The general prohibition contained in Section 13 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

a)	is available to the public generally in the form disclosed;

b)	becomes part of the public domain through no fault of the Consultant;

c)	is already in the lawful possession of the Consultant at the time of receipt of the Confidential Information; or

d)

is compelled by applicable law to be disclosed, provided that the Consultant gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

15.                    Any information, data, work product or any other thing or documentation whatsoever which the Consultant, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Consultant’s appointment with the Company or which the Consultant, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the “Developments”) during the Term or at any time thereafter during which the Consultant is engaged by the Company that is related to the business of the Company shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Consultant does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Consultant during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights.

The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

16.                    The Consultant does hereby agree that, both before and after the termination of this Agreement, the Consultant shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 15 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Consultant on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Consultant hereby designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney to act for and in the Consultant’s behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Consultant.

17.                    The parties to this Agreement recognize that any violation or threatened violation by the Consultant of any of the provisions contained in this Agreement will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Consultant agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

20.                    The Consultant agrees that all restrictions in this Agreement are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.

21.                    The Company is aware that the Consultant has now and will continue to have financial interests in other companies and properties and the Company recognizes that these companies and properties will require a certain portion of the Consultant's time. The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform its duties under this Agreement.

22.                    The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

23.                    Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the agreement between the Consultant and the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such previous agreements.

24.                    Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant as its last residential address known to the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

25.                    The provisions of this Agreement shall enure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

26.                    Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

27.                    This Agreement is being delivered and is intended to be performed in the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Province. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

28.                    This Agreement and the obligations of the Company herein are subject to all applicable laws and regulations in force at the local, State, Province, and Federal levels.

                         IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

Signed this 11th day of February, 2010

LIBERTY ENERGY CORP.

/s/ Ian Spowart
Per: Ian Spowart, CEO

DANIEL MARTINEZ-ATKINSON

/s/ Daniel Martinez-Atkinson